EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ACTV, Inc. on Form S-3 of our report dated February 27, 1997, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche, LLP



New York, New York
December 8, 1997



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